UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Preliminary Consent Revocation Statement

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☐	Definitive Consent Revocation Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Barnwell Industries, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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P R E S S
BARNWELL INDUSTRIES, INC.	R E L E A S E 1100 Alakea Street, Suite 500 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

Leading Proxy Advisory Firm Glass Lewis Soundly Rejects Sherwood Group’s Attempt to Seize Control of Barnwell

Glass Lewis Opposes Removal of Barnwell Board Members Ken Grossman, Josh Horowitz and Alex Kinzler

Barnwell Shareholders Should Ignore and Discard Any Blue Consent Solicitation Card

Shareholders Who Sent a Blue Consent Solicitation Card Can Revoke Their Vote by Sending the Company’s White Card

Honolulu, HI – Barnwell Industries, Inc. ("Barnwell" or the "Company") (NYSE American: BRN) today announced that Glass Lewis, a leading independent proxy advisory firm, has resoundingly rejected the Sherwood Group’s efforts to take control of the Company and declared the removal of Barnwell directors Ken Grossman, Josh Horowitz and Alex Kinzler to be unwarranted.

Glass Lewis also recommended the removal of Doug Woodrum, one of Ned Sherwood’s former nominees who is currently serving on the Board. Despite being one of Mr. Sherwood’s former nominees, Mr. Woodrum was not included as a candidate in Mr. Sherwood’s consent solicitation, underscoring Mr. Sherwood’s continued pattern of shifting support for his own nominees.

Glass Lewis Confirms the Sherwood Group has NO Credible Plan for Barnwell

Glass Lewis’ report confirms that the Sherwood Group has failed to present a credible or detailed plan for Barnwell’s future, and that their campaign would disrupt the Company’s ongoing turnaround and harm shareholder value.

Glass Lewis concluded:

•	The Sherwood Group’s platform is based on vague, unsubstantiated promises and lacks any meaningful strategic plan.

•	Barnwell’s current Board and management have already implemented significant operational improvements, including cost reductions, divestitures, and a leadership transition.

•	The dissident’s primary idea — leveraging tax loss carryforwards for speculative acquisitions — is ill-defined and reckless, with no clear targets, industries, or financing structures identified.

•	The incumbent Board’s stewardship, while acknowledging past challenges, does not merit a wholesale Board replacement.

Glass Lewis firmly stated:

“We do not find the Dissident’s case sufficiently compelling to justify full adoption of Proposals to remove the entire Board.”1

In a critical rebuke of Ned Sherwood’s tactics, Glass Lewis also expressed concern that Barnwell’s shareholder base would be exposed to significant risk under the dissident's vague and destabilizing plan.

Alexander C. Kinzler, Executive Chairman of Barnwell, commented, “Glass Lewis recognized what Barnwell’s shareholders already know: Ned Sherwood's campaign is built on half-truths, empty promises, and an effort to seize control of the Company without paying a premium. We urge shareholders to reject this opportunistic and self-serving attempt to derail Barnwell’s momentum.”

Barnwell strongly urges shareholders to protect the value of their investment by voting the WHITE consent revocation card today and rejecting the Sherwood Group’s agenda.

If you have any questions or to revoke a previous submitted consent, please contact our proxy solicitor: Okapi Partners at (877) 869-0171 or by email at info@okapipartners.com

1 Permission to use quotations neither sought nor obtained.

Forward-Looking Statements

Certain information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current beliefs and expectations of our board and management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, our expectations regarding the effect of the Sherwood Group’s Consent Solicitation and our ability to successfully solicit revocations of consents from our stockholders to reject the Sherwood Group’s proposals. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Any or all of the forward-looking statements may turn out to be incorrect or be affected by inaccurate assumptions Barnwell might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to the actions of the Sherwood Group, our ability to successfully solicit revocations of consents from our stockholders to reject the Sherwood Group’s proposals, our ability to defend against any potential claims by the Sherwood Group, our ability to execute on our strategy and business plan and the other risks forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

CONTACT:	Investors:
Bruce Goldfarb / Chuck Garske
(212) 297-0720
Email: info@okapipartners.com

Kenneth S. Grossman
Vice Chairman of the Board of Directors
Email: kensgrossman@gmail.com